PROXY CARD

Provident Investment Counsel Growth Fund, Class I

Special Meeting of Shareholders

December 17, 2004

Advisors Series Trust, a Delaware statutory trust (the “Trust”), will hold a Special Meeting of Shareholders (the “Special Meeting”) of the Provident Investment Counsel Growth Fund, Class I, a series of the Trust (the “Fund”), on Thursday, December 17, 2004 at 10:00 a.m. Central time at the offices of U.S Bancorp Fund Services, LLC, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. At the Special Meeting, you and the other shareholders of the Fund will be asked to consider and vote separately on matters on the reverse side

The undersigned hereby appoints each of Doug Hess and Rodney A. DeWalt, as proxy, with the power to appoint his or her substitute, and hereby authorizes such proxy to represent and to vote, as designated below, all shares of Provident Investment Counsel Growth Fund, Class I (the “Fund”) held of record by the undersigned on October 15, 2004, and any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes BELOW. If you do not mark any boxes, your Proxy will be voted in accordance with the Board of Trustees’ recommendations. Please sign, date and return this card. The Board of Trustees recommends a vote FOR the proposals.

________________________________________________________________________________________________________

Please mark your votes as in this example.   ☒
Proposal	For	Against	Abstain
1.          Approval of the Plan of Reorganization of the Fund into the Provident Investment Counsel Flexible Growth Fund, an existing series of the Trust, which is discussed in more detail in the accompanying Proxy Statement/Prospectus.
	☐	☐	☐
2. To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.	☐	☐	☐
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. By signing and dating the lower portion of this Proxy Card, you authorize the proxies to vote the Proposal as marked, or if not marked to vote FOR the Proposal, and to take their discretion to vote any other matter as may properly come before the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete and mail this Proxy Card at once in the enclosed envelope.

Signature            Date            Signature            Date

NOTE: Please sign your name exactly as your shareholder name or names appear on the account. This will authorize the voting of your shares as indicated. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate.

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